SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934



Filed by the registrant /x/

Filed by a party other than the registrant / /

Check the appropriate box:

/x/ Preliminary proxy statement              / / Confidential, For Use of the
                                                 Commission Only (as permitted
/ / Definitive proxy statement                   by Rule 14a-6(e)(2))

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12




                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

/x/  No fee required


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 15, 2001
                        ---------------------------------

     The Special Meeting of Shareholders of Chromatics Color Sciences International, Inc. (the "Company"), a New York corporation, will be held at the Legends Hotel & Resort, located at Route 17 North, near the intersection of Route 94 North, in McAfee, New Jersey 07428, on Wednesday, August 15, 2001, at 10:00 A.M., for the following purposes:

1. To obtain shareholder approval for the issuance of up to 430,000,000 shares of the Company's common stock pursuant to one or more financing transactions, to comply with Nasdaq's listing maintenance standards;

2. To obtain shareholder approval for an amendment to the Company's Certificate of Incorporation to effect a one share for up to thirty shares reverse stock split of the Company's issued and outstanding shares of common stock;

3. To obtain shareholder approval for an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.001 par value per share, from 50,000,000 to 450,000,000; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The approval and adoption of each matter to be presented to the shareholders is independent of the approval and adoption of each other matter to be presented to the shareholders, with the exception that the financing transactions contemplated by Proposal 1 cannot be consummated without the approval of Proposal 3. Only shareholders of record at the close of business on July 6, 2001 are entitled to notice of and to vote at the meeting, including any adjournments or postponements thereof.


                                        By order of the Board of Directors

                                        Darby S. Macfarlane
                                        Chairperson of the Board of Directors

New York, New York
July 23, 2001

                                   IMPORTANT:

     Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF AN ADDITIONAL SOLICITATION. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                       -----------------------------------
                                 PROXY STATEMENT
                       -----------------------------------

                       FOR SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST 15, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Company"), for use at the Special Meeting of Shareholders of the Company (the "Meeting") which will be held at the Legends Hotel & Resort, located at Route 517 North, near the intersection of Route 94 North, in McAfee, New Jersey 07428, on Wednesday, August 15, 2001, at 10:00 A.M., including any adjournments or postponements thereof.

     Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by such proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy), which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Under New York law and the Company's Bylaws, the presence in person or by proxy of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the Meeting. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The principal executive offices of the Company are located at 5 East 80th Street, New York, New York 10021. The approximate date on which this Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders is July 23, 2001.

     Shareholders of record of the common stock at the close of business on July 6, 2001 shall be entitled to one vote for each share then held. On July 6, 2001, there were 19,991,952 shares of common stock issued and outstanding.

     Only shareholders of record at the close of business on July 6, 2001 are entitled to notice of and to vote at the meeting, including any adjournments or postponements thereof.

                                  PROPOSAL 1 -

                             FINANCING TRANSACTIONS

Proposal

     We are seeking shareholder approval of the issuance by the Company of up to 430,000,000 shares of common stock pursuant to one or more proposed financings, including a possible private placement, rights offering, and/or other potential offerings and the previously consummated Gordon Transaction, as hereinafter defined (collectively, the "Financing").

Reasons for the Financing

     The Company's common stock is quoted on the Nasdaq SmallCap Market under our current symbol "CCSI." In order for the common stock to continue to be quoted on the Nasdaq Stock Market, the Company must satisfy various listing maintenance standards established by Nasdaq.

     Under Nasdaq's listing maintenance standards, if the Company fails to maintain a minimum net tangible book value, then Nasdaq may delist the Company's common stock from trading on the Nasdaq Stock Market. If a delisting were to occur, the Company's common stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc.

     The Company received letters from Nasdaq advising that the Company had not met Nasdaq's minimum net tangible book value requirement and subsequently notified the Company that its common stock would be delisted. The Company has, however, applied to Nasdaq for a hearing, and the delisting is stayed pending the hearing. The hearing is scheduled for August 16, 2001.

     The Company believes that the Financing will increase the net tangible book value of the Company so that it may comply with the Nasdaq listing standards. Furthermore, the Company believes that maintaining the Nasdaq SmallCap Market listing may provide it with a broader market for its common stock and facilitate the use of the common stock in financing transactions in which the Company may engage.

     In addition, the Company is undertaking the financing to secure additional capital for its operations. The Company's Board of Directors has considered the potential harm to it of a delisting from Nasdaq, and has determined that the Financing is the best way of achieving compliance with Nasdaq's listing standards. THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE FINANCING WILL HAVE ANY OF THE FOREGOING EFFECTS.

     The proposed Financing will result in substantial dilution of the relative proportionate voting and economic interests of all shareholders of record.

Reason for Requesting Your Approval

     Nasdaq Rule 4350(i)(1)(D)(ii) requires shareholder approval prior to the issuance by the Company of securities under certain circumstances, including in connection with a transaction, other than a public offering, involving the sale or issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance at a price (or in the case of convertible securities, a conversion price) less than the greater of the book or market value of our common stock.

     We currently expect the issuance of shares of common stock in the Financing to exceed 20% of our outstanding common stock. Because the Financing involves the issuance of shares representing more than 20% of our outstanding common stock and the purchase price of the shares would be less than the book value of our common stock, the Company is seeking shareholder approval to ensure compliance with Nasdaq's 20% rule. Shareholder approval of the Financing is not otherwise required by New York law or other applicable laws or rules or by our Certificate of Incorporation or bylaws.

     In addition, on July 2, 2001, the Company entered into separate warrant agreements (the "2001 Warrants") with each of GAC-LABS, LLC ("GAC-LABS") and Abilene Investments Corp. ("Abilene"), respectively (the "Gordon Transaction"). The warrant agreement with GAC-LABS provides that GAC-LABS may acquire 1,600,000 shares of the Company's common stock upon the exercise of its warrants. If, however, the Company consummates certain financing transactions within a specified period, then the total number of shares of common stock that GAC-LABS may acquire increases from 1,600,000 to 8,960,000 and the total number of shares of common stock that Abilene may acquire upon the issuance of the 2001 Warrants increases from 400,000 to 2,240,000. The consummation of the Financing and the Gordon Transaction will also result in the issuance to Janssen Partners, Inc. of 16,000,000 warrants to purchase the Company's common stock, subject to shareholder approval of the issuance of such additional shares. In addition, the consummation of the Financing will decrease the exercise price of the warrants of both GAC-LABS and Abilene from $.50 per share to $.10 per share. In connection with the transactions contemplated by the 2001 Warrants, the Company also agreed to issue warrants to GAC-LABS and Abilene to purchase up to an aggregate of 4,800,000 shares of common stock, subject to shareholder approval of the issuance of such shares and the consummation of the Financing.

     Furthermore, shareholders should take note that if any number of shares are sold under the Financing under the terms contemplated, then the holders of certain outstanding securities of the Company will be entitled to acquire additional shares of common stock, thus causing additional dilution to the voting rights and ownership of the existing holders of common stock.

Conditions to the Financing

     The Financing is expressly conditioned upon shareholder approval to increase our authorized shares of common stock from 50,000,000 to 450,000,000 (as described in Proposal 3) and approval of the issuance of up to 430,000,000 shares of common stock in the Financing by our shareholders. Without the amendment to the Certificate of Incorporation, we would not have enough shares of common stock authorized for issuance in the maximum amount of the Financing. If shareholder approval for the increase in authorized common stock and the issuance of up to 430,000,000 shares of common stock in the Financing is not obtained, we will be unable to consummate the Financing in its entirety. The Company intends to consummate the Financing regardless of the amount of shares that are sold.

Vote Required and Recommendation of Board

     The minimum vote which will constitute shareholder approval of the issuance of up to 430,000,000 shares of common stock in the Financing shall be a majority of all votes cast on the proposal in person or by proxy. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF UP TO 430,000,000 SHARES OF COMMON STOCK IN THE FINANCING. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN. NOTWITHSTANDING THE APPROVAL OF THE PROPOSAL BY THE SHAREHOLDERS OF THE COMPANY, THE BOARD MAY ELECT NOT TO CONSUMMATE THE FINANCING IF THE BOARD DETERMINES THAT CONSUMMATING THE FINANCING WOULD NOT BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS.

                                  PROPOSAL 2 -

                         AMENDMENT TO THE CERTIFICATE OF
                   INCORPORATION TO EFFECT REVERSE STOCK SPLIT
Proposal

     The Board has unanimously approved, and recommends to the holders of the common stock that they approve, a one-for-up to thirty reverse stock split of the common stock (the "Reverse Stock Split"). If approved by the shareholders, the Reverse Stock Split may be effected in the manner described below at the sole option of the Board.

Reasons for Proposed Reverse Stock Split

     The Company's common stock is quoted on the Nasdaq SmallCap Market under our current symbol "CCSI." In order for the common stock to continue to be quoted on the Nasdaq Stock Market, the Company must satisfy various listing maintenance standards established by Nasdaq.

     Under Nasdaq's listing maintenance standards, if the closing bid price of the Company's common stock is under $1.00 per share for thirty consecutive trading days and does not thereafter regain compliance with the rule during the ninety calendar days following notification by Nasdaq, Nasdaq may delist the Company's common stock from trading on the Nasdaq Stock Market. If a delisting were to occur, the Company's common stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc.

     The Company received letters from Nasdaq advising that the Company's stock had not met Nasdaq's minimum bid price closing requirement for thirty consecutive trading days and that, if the Company were unable to demonstrate compliance with this requirement during the ninety calendar days ending June 25, 2001, its common stock would be delisted. Nasdaq subsequently notified the Company that its stock would be delisted. The Company has, however, applied to Nasdaq for a hearing, and the delisting is stayed pending the hearing. The hearing is scheduled for August 16, 2001.

     The Company believes that the Reverse Stock Split will improve the price level of the common stock so that it will be able to comply with the Nasdaq listing standards. The Company also believes that the higher share price that should result from the Reverse Stock Split will help generate interest among investors. Furthermore, the Company believes that maintaining the Nasdaq SmallCap Market listing may provide it with a broader market for its common stock and facilitate the use of the common stock in financing transactions in which the Company may engage. The Company's Board of Directors has considered the potential harm to it of a delisting from Nasdaq, and has determined that the Reverse Stock Split is the best way of achieving compliance with Nasdaq's listing standards.

     For the reasons set forth above, the Board believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. The Company cannot assure you that the Reverse Stock Split will have any of the foregoing effects. The Company anticipates that, following consummation of the Reverse Stock Split, the common stock will trade at a price per share that is higher than the current market price per share of the common stock. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION AND AGGREGATE VALUE OF THE PUBLIC FLOAT OF THE common stock AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION AND THE AGGREGATE VALUE OF THE PUBLIC FLOAT BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE MARKET PRICE OF THE COMMON STOCK FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE OF THE COMMON STOCK. IN SOME CASES, THE TOTAL MARKET CAPITALIZATION OF A COMPANY FOLLOWING A REVERSE STOCK SPLIT IS LOWER, AND MAY BE SUBSTANTIALLY LOWER, THAN THE TOTAL MARKET CAPITALIZATION OF THE COMPANY BEFORE THE REVERSE STOCK SPLIT. IN ADDITION, THE FEWER NUMBER OF SHARES THAT WILL BE AVAILABLE TO TRADE WILL CAUSE THE TRADING MARKET OF THE common stock TO BECOME LESS LIQUID, WHICH COULD HAVE AN ADVERSE EFFECT ON THE PRICE OF THE common stock.

Procedure for Reverse Stock Split

     Upon the approval of this proposal by the shareholders of the Company and at the election of the Board, the proposed Certificate of Amendment of the Company's Certificate of Incorporation (the "Certificate of Amendment"), as set forth in ANNEX A to this Proxy Statement, will be filed with the Secretary of State of the State of New York to effectuate the Reverse Stock Split. Except for any changes as a result of the repurchase by the Company of fractional shares, each shareholder of the Company will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such shareholder did immediately prior to the Reverse Stock Split. Subject to the receipt of the requisite shareholder approval, the Reverse Stock Split would be effective on the date on which the Certificate of Amendment is filed with the Secretary of State of the State of New York (the "Effective Date"), which is expected to occur promptly following the Meeting. At the Effective Date, each up to thirty shares of common stock issued and outstanding will, automatically and without further action by the Board or shareholders of the Company, be reclassified and converted into one share of common stock. Fractional shares will not be issued as a result of the Reverse Stock Split, but will be repurchased by the Company for cash at the current fair market value of the fractional share interest. The cash payment for the fractional share interest will be calculated by multiplying the fractional share by the fair market value per share of common stock, which will be the closing sale price per share of common stock on the Nasdaq SmallCap Market (or any other listing or quotation system on which the shares of common stock are then listed or quoted) on the trading day prior to the Effective Date.

     Immediately after the effectiveness of the Reverse Stock Split, each shareholder would own a fraction (depending on the magnitude of the Reverse Stock Split) of the aggregate number of shares of common stock such shareholder owned immediately prior to the Reverse Stock Split, but will own the same percentage of the outstanding shares of common stock of the Company, except for the effects of the Company's repurchase of fractional share interests at the then current fair market value. The number of shares of common stock that may be purchased upon the exercise or conversion of outstanding options, warrants, and other securities convertible into or exchangeable for shares of common stock of the Company (collectively, the "Convertible Securities") and the per share exercise or conversion price per share will be adjusted appropriately so that, as of the Effective Date, the aggregate number of shares of common stock issuable in respect of Convertible Securities immediately following the Effective Date will be equal to the aggregate number of shares issuable in respect thereof immediately prior to the Effective Date multiplied by a fraction the numerator of which is 1 and the denominator of which is the number of shares which are converted into one share in the Reverse Stock Split, and the aggregate exercise and conversion prices thereunder will remain unchanged. As a result of the Reverse Stock Split, certain shareholders may own "odd lots" of fewer than one hundred (100) shares of common stock. Brokerage commissions and other costs of transactions for odd lots may be higher than for "round lot" transactions, particularly on a per-share basis. The par value of the common stock of $.001 per share will remain unchanged as a result of the Reverse Stock Split. The aggregate number of outstanding shares of common stock immediately prior to the Effective Date will be reduced by the aggregate number of shares converted in the Reverse Stock Split and by such additional number to account for the repurchase by the Company of fractional share interests that otherwise would result from the Reverse Stock Split. Accordingly, the aggregate par value of the issued and outstanding shares of common stock, and therefore the stated capital associated with the common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Stock Split is effected, all share and per-share information in the Company's financial statements will be restated to reflect the Reverse Stock Split for all periods presented in future filings after the Effective Date with the Securities and Exchange Commission and the Nasdaq Stock Market.

Exchange of Stock Certificates; No Fractional Shares

     If the Reverse Stock Split is approved by the shareholders of the Company, the combination and reclassification of shares of common stock pursuant to the Reverse Stock Split will automatically occur on the Effective Date without any further action on the part of the shareholders and regardless of the date on which the certificates representing the share of common stock are physically surrendered to the Company for exchange. Every up to thirty issued and outstanding shares of common stock would be converted and reclassified into one share of common stock in the Reverse Stock Split, and any fractional share interests resulting from such reclassification and combination would be repurchased by the Company for cash at a price equal to the fair market value of the common stock multiplied by such fractional share interest. The "fair market value" of the common stock means the closing price per share as reported on the Nasdaq SmallCap Market (or on such other quotation system or exchange on which the common stock is then quoted or listed for trading) on the business day immediately preceding the Effective Date. The ownership of a fractional share interest in a share of common stock will not give the holder thereof any voting, dividend or other rights except the right to receive payment therefore as described herein.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of common stock for use in forwarding to the Company stock certificates for surrender and exchange for certificates representing the number of shares of common stock to which such holder is entitled and the cash payment (to be paid by check) for any fractional share interest. The transmittal forms will be accompanied by instructions specifying the details of the exchange. Upon receipt of the transmittal form, each shareholder should surrender the certificates representing shares of common stock prior to the effectiveness of the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of common stock to which such holder is entitled as a result of the Reverse Stock Split, and a check for the cash payment to which such holder is entitled as a result of the repurchase by the Company of fractional share interests, if any. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY.

     As of the Effective Date, each certificate representing shares of common stock outstanding prior to the Effective Date (an "existing certificate") will be deemed only to evidence ownership of the number of shares of common stock into which the shares of common stock evidenced by such existing certificates have been converted by the Reverse Stock Split.

Federal Income Tax Consequences

     The following is a summary of the material federal income tax consequences to shareholders of the Company of the Reverse Stock Split. The following summary discussion is based upon the Internal Revenue Code of 1986 (the "Code"), treasury regulations thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled, or modified at any time, possibly with retroactive effect. There can be no assurance that such changes will not adversely affect the matters discussed in this summary. No ruling from the Internal Revenue Service ("IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

     The Company believes that the Reverse Stock Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code and as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, the Company believes that no gain or loss should be recognized by a shareholder in the Reverse Stock Split, except with respect to any cash received in lieu of fractional share interests. The aggregate tax basis of the shares of common stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the common stock held immediately prior to the Reverse Stock Split. Generally, the aggregate tax basis will be allocated among the shares of common stock held following the Reverse Stock Split on a pro rata basis. Shareholders who have used the specific identification method to identify their basis in shares of common stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of common stock received in exchange in the Reverse Stock Split. Shares of common stock received should have the same holding period as the common stock surrendered. Each shareholder who receives cash, if any, in lieu of fractional share interests will recognize capital gain or loss equal to the difference between the amount of cash received and the shareholder's tax basis allocable to such fractional shares.

     This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. Each shareholder should consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such shareholder, including the application and effect of state, local and foreign income and other tax laws. It is the responsibility of each shareholder to obtain and rely on advice from his or her personal tax advisor with respect to the effect of the Reverse Stock Split on his or her personal tax situation, the effect of possible future legislation and regulations, and the reporting of information required in connection with the Reverse Stock Split on his or her own tax returns. It also will be the responsibility of each shareholder to prepare and file appropriate tax returns.

Vote Required and Recommendation of Board

     The proposal for the Reverse Stock Split shall be adopted if approved by a majority of all outstanding shares of common stock entitled to vote at the Meeting. If this proposal is approved by the shareholders, it will become effective if the Company files the Certificate of Amendment with the Secretary of State of the State of New York. IF THIS PROPOSAL IS NOT APPROVED, THE REVERSE STOCK SPLIT WILL NOT BE IMPLEMENTED. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED CERTIFICATE OF AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT. Notwithstanding the approval of the proposal by the shareholders of the Company, the Board may elect not to file, or to delay the filing of, the Certificate of Amendment if the Board determines that filing the Certificate of Amendment would not be in the best interests of the Company and its shareholders.


                                  PROPOSAL 3 -

             AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT
                  INCREASE IN SHARES OF AUTHORIZED common stock

Proposal

     The Board of Directors recommends that the Company increase its shares of authorized common stock. At present, the Company's Certificate of Incorporation, as amended, authorizes the issuance of 50,000,000 shares of common stock, par value $.001 per share. The Board of Directors proposes to amend the Company's Certificate of Incorporation to authorize the issuance of 450,000,000 shares of common stock, par value $.001 per share.

Reasons for the Increase in Authorized Common Shares

     As described in Proposal 1, the Company plans to conduct a Financing to issue up to 430,000,000 of shares of the Company's common stock. As of July 6, 2001, there were 19,991,952 shares of common stock issued and outstanding and 30,008,046 shares were authorized but unissued. The primary purposes for authorizing the additional shares of common stock is to have sufficient shares of common stock available to consummate the Financing and to reserve additional shares for the issuance under any options, warrants or convertible securities which have been issued or will be issued or changed as a result of the Financing. Accordingly, the Board wishes to increase the Company's authorized shares of common stock to enable the Company to effectuate the Financing.

     In addition to the contemplated Financing, other considerations for requesting the authorizing of additional shares of our common stock include: effecting acquisitions of other business or properties, establishing strategic relationships with other companies, securing additional financing for our operations through the issuance of additional shares or other equity-based securities, providing equity incentives to employees, officers or directors, and additional flexibility to declare stock splits or dividends. By increasing the authorized shares beyond what is required for the Financing now, we do not have to obtain further shareholder approval unless required by applicable law or regulation. The flexibility inherent in having the authority to issue shares of common stock, will, in the opinion of the Board of Directors, be advantageous to the Company in any future negotiations involving the issuance of such stock.

     If this proposal is adopted, no additional action or authorization by the Company's shareholders will be necessary for the issuance of such additional shares, unless required by applicable law or regulation, or unless deemed desirable or advisable by the Board of Directors. The increase in the authorized shares of common stock of the Company will not, in and of itself, affect rights of holders' shares of common stock that are presently issued and outstanding. Under the Company's Certificate of Incorporation, as amended, the shareholders of the Company do not have preemptive rights with respect to common stock. Thus, if the Board of Directors elects to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase such additional shares of stock.

     At present, all outstanding shares of common stock are fully paid and nonassessable. Each share of the outstanding common stock is entitled to participate equally in dividends as and when declared by the Board of Directors and is entitled to participate equally in any distribution of net assets made to the shareholders upon liquidation of the Company. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of common stock. All shares of common stock have equal rights and preferences. The holders of common stock are entitled to one vote for each share held of record on all matters voted upon by shareholders and may not cumulate votes for the election of directors. The Company has not declared or paid any cash dividends on the common stock and does not intend to pay any dividends for the foreseeable future.

Vote Required and Recommendation of Board

     The proposal for the increase in authorized common stock shall be adopted if approved by a majority of all outstanding shares of common stock entitled to vote at the Meeting. If this proposal is approved by the shareholders, it will become effective if the Company files the Certificate of Amendment with the Secretary of State of the State of New York. IF THIS PROPOSAL IS NOT APPROVED, THE INCREASE IN AUTHORIZED COMMON STOCK WILL NOT BE IMPLEMENTED. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE INCREASE IN AUTHORIZED COMMON STOCK. Notwithstanding the approval of the proposal by the shareholders of the Company, the Board may elect not to file, or to delay the filing of, the Certificate of Amendment if the Board determines that filing the Certificate of Amendment would not be in the best interests of the Company and its shareholders.


                           ADDITIONAL DISCLOSURE ITEMS

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of July 6, 2001, the beneficial ownership of the common stock: (i) by each shareholder known by the Company to beneficially own more than 5% of the common stock; (ii) by each director of the Company; (iii) by the Company's Acting Chief Executive Officer; and (iv) by all executive officers and directors of the Company as a group. Amounts presented give effect to the February 1998 three-for-two forward stock split (the "1998 Stock Split") (including shares issuable upon the exercise of stock options and/or warrants). Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of common stock listed.

================================================================================
Name and Address of                             common stock         Percent of
Beneficial Owner                              Number of Shares         Class
--------------------------------------------------------------------------------

Darby Simpson Macfarlane                        2,611,895(1)            12.01%
10 Old Jackson Avenue, #28
Hastings-on-Hudson, NY 10706

David Kenneth Macfarlane                        2,611,895(2)            12.01%
5 East 80th Street
New York, NY 10021

Brian T. Fitzpatrick                              199,033(3)               *
c/o Gordon Laboratories, Inc.
751 East Artesia Boulevard
Carson, CA 90746

Leslie Foglesong                                  265,000(4)             1.31%
116 Lafayette Avenue
Brooklyn, NY 11217

Edmund Vimond                                      50,833(5)               *
6967 Country Lakes Circles
Sarasota, FL 34243

Edward Mahoney                                     50,833(6)               *
2044 Palisades Drive
Pacific Palisades, CA 90272

James Berquist                                      6,000                  *
c/o Chromatics Color Sciences
International, Inc.
5 East 80th Street
New York, NY 10021

Robert Shapiro                                     51,000                  *
c/o Chromatics Color Sciences
International. Inc.
5 East 80th Street
New York, NY 10021

Gary W. Schreiner                               1,498,967(7)             7.06%
2126 Melvin Drive
Rock Falls, IL 61071

LB I Group, Inc.                                2,163,951(8)             9.77%
3 World Financial Center
New York, NY 10285

================================================================================
Name and Address of                             common stock         Percent of
Beneficial Owner                              Number of Shares         Class
--------------------------------------------------------------------------------

Janssen Partners, Inc.                          1,636,250(9)             7.79%
1345 Old Northern Blvd.
Roslyn, NY 11576

Crescent International, Ltd.                    1,581,304(10)            7.80%
c/o The Robinson-Humphrey
Company LLC
3333 Peachtree Road, N.E
Atlanta, GA 30326

--------------------------------------------------------------------------------

All directors and executive                     5,846,489               24.43%
officers as a group (8 persons)

================================================================================
 *   Indicates less than 1%.

(1) Includes 861,895 issued and outstanding shares of the common stock beneficially owned by Mrs. Macfarlane, 1,000,000 warrants which are currently exercisable, 450,000 shares issuable upon the exercise of options granted to Mrs. Macfarlane and 300,000 shares issuable upon the exercise of options granted to Mr. Macfarlane which options are currently exercisable. As a result of a certain voting agreement between them, Mrs. Macfarlane is entitled to sole voting power and sole power of disposition over all shares of common stock held or acquired by Mr. Macfarlane.

(2) Includes 861,895 issued and outstanding shares of common stock and 1,000,000 warrants which are currently exercisable beneficially owned by Mrs. Macfarlane, 450,000 shares issuable upon the exercise of options granted to Mrs. Macfarlane and 300,000 shares issuable upon the exercise of options granted to Mr. Macfarlane which options are currently exercisable.

(3) Includes 83,333 shares of common stock issuable upon the exercise of options, which are currently exercisable.

(4) Includes 250,000 shares of common stock issuable upon the exercise of options which are currently exercisable.

(5) Represents 50,833 shares of common stock issuable upon the exercise of options which are currently exercisable.

(6) Represents 50,833 shares of common stock issuable upon the exercise of options which are currently exercisable.

(7) Represents 1,298,167 shares of common stock issuable upon the conversion of Class B Series 5 Convertible Preferred Stock and 200,000 shares of common stock issuable upon the exercise of warrants which are currently exercisable.

(8) Represents 1,388,889 shares of common stock issuable upon the conversion of Class B Series 2 and Class B Series 3 Convertible Preferred Stock and 775,062 shares of common stock issuable upon the exercise of currently exercisable warrants.

(9) Represents 636,250 shares of common stock held by Peter Janssen (an affiliate of Janssen Partners, Inc.), and 1,000,000 warrants which are currently exercisable.

(10) Includes 270,000 warrants which are currently exercisable.

Other Business

     The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter or business at the Meeting other than that set forth in the accompanying Notice of Special Meeting of Shareholders. If, however, other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other materials which may be sent to shareholders in connection with the solicitation. Solicitation may be made by mail, telephone and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy materials to their principals.

                                    Darby S. Macfarlane
                                    Chairperson of the Board of Directors

New York, New York
July 23, 2001

PROXY
                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

           This Proxy Is Solicited on Behalf of the Board of Directors

     The undersigned shareholder of Chromatics Color Sciences International, Inc. (the "Company") hereby appoints Darby S. Macfarlane and Leslie Foglesong, or either of them, attorneys and proxies, with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of the Company to be held at the Legends Hotel & Resort, located at Route 517 North, near the intersection of Route 94 North, in McAfee, New Jersey 07428, at 10:00 A.M., on Wednesday, August 15, 2001, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Meeting and any adjournments thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT.


          PROPOSAL 1. Financing. The issuance of up to 430,000,000 shares of the Company's common stock pursuant to one or more financing transactions, to comply with Nasdaq's listing maintenance standards.

                    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


          PROPOSAL 2. Reverse Stock Split. Amendment of the Company's Certificate of Incorporation to effect a one share for up to thirty shares reverse stock split of the Company's issued and outstanding shares of common stock.

                    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


          PROPOSAL 3. Increase Shares of Authorized common stock. Amendment of the Company's Certificate of Incorporation to increase the number of authorized common stock to 450,000,000 shares of common stock.

                    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

          PROPOSAL 4. All Other Business. To vote, in the discretion of the Proxies, on such other matters as might properly come before the meeting.

                    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN



                          PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. IF SHARES ARE HELD BY JOINT TENANTS, BOTH HOLDERS SHOULD SIGN.

                                    Dated:                             , 2001
                                    -------------------------------------------

                                    Signature:
                                    -------------------------------------------

                                    Print Name:
                                    -------------------------------------------

                                    Signature if held jointly:
                                    -------------------------------------------

                                    NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

                                    ANNEX "A"
                          Certificate of Incorporation

                          CERTIFICATE OF INCORPORATION
                                       OF
                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                      -------------------------------------

                Under Section 805 of the Business Corporation Law

     It is hereby certified that:

     FIRST: The name of the corporation (the "Corporation") is CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 30, 1984. The Corporation was formed under the name Chromatics International, Inc.

     THIRD: The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended to effect a one share for ____ shares reverse stock split of the Company's issued and outstanding shares of common stock, par value $0.001 per share.

     FOURTH: To accomplish the foregoing, Paragraph A of Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in full as follows:

          "A. Authorization. The Corporation shall have the authority to issue
     (i) 450,000,000 shares of common stock (the "common stock"), par value $0.001 per share and (ii) 11,400,000 shares of preferred stock (the "Preferred Stock"), of which 1,400,000 shares shall be designated as Class A Preferred Stock, having a par value of $0.01 per share, and 10,000,000 shares shall be designated as Class B Preferred Stock, having no par value.

          Each ____ shares of common stock issued and outstanding immediately prior to the effective date of the filing of this Certificate of Amendment of the Corporation's Certificate of Incorporation is hereby reclassified and changed into one fully paid and nonassessable share of common stock, $0.001 par value, of the Corporation, and each holder of record of a certificate for ____ or more shares of common stock as of the close of business on the effective date of the filing of this amendment to the Corporation's Certificate of Incorporation shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing one share of common stock for each ____ shares of common stock represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share. Until such time as the certificates representing the common stock to be reverse split pursuant hereto shall have been surrendered, the certificates representing the common stock shall represent the shares of common stock issuable upon the reverse stock split of such common stock.

          The relative rights, preferences and limitations of the shares of common stock, Class A Preferred Stock and Class B Preferred Stock shall be as hereinafter provided in Article FOURTH."

     FIFTH: The foregoing Amendment of the Certificate of Incorporation of the Corporation was authorized by unanimous consent of the Board of Directors of the Corporation, followed by the affirmative vote of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon.


Signed on:

--------------           ---------------------------
     Date                Darby S. Macfarlane
                         Chairperson of the Board


                                      -19-